UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 16, 2022

IDEAL POWER INC.

(Exact name of registrant as specified in Charter)

Delaware	001-36216	14-1999058
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

5508 Highway 290 West, Suite 120

Austin, Texas, 78735

(Address of Principal Executive Offices)

512-264-1542

(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
☐	Pre-commencement communications pursuant to Rule 13e-(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	IPWR	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

One June 16, 2022, the board of directors of Ideal Power Inc. (the “Company”) approved certain amendments to the Company’s Amended and Restated Bylaws (as amended and restated to date, the “Second Amended and Restated Bylaws”), effective June 16, 2022, to add an exclusive forum provision as a new Article VII, Section 8 of the Second Amended and Restated Bylaws and make certain other administrative changes.

The Second Amended and Restated Bylaws provide that unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware does not have jurisdiction, the federal district court for the District of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for: (i) any derivative action or proceeding brought on behalf of the Company; (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, other employee or stockholder of the Company to the Company or the Company’s stockholders; (iii) any action asserting a claim arising pursuant to any provision of the General Corporation Law of the State of Delaware or as to which the General Corporation Law of the State of Delaware confers jurisdiction on the Court of Chancery of the State of Delaware; or (iv) any action asserting a claim arising pursuant to any provision of the Company’s certificate of incorporation or the Second Amended and Restated Bylaws or governed by the internal affairs doctrine.

In addition, the Second Amended and Restated Bylaws provide that unless the Company consents in writing to the selection of an alternative forum, the federal district court for the District of Delaware (or if such court does not have jurisdiction over such action, any other federal district court of the United States), to the fullest extent permitted by law, shall be the sole and exclusive forum for the resolution of any claims arising under the Securities Act of 1933, as amended.

The foregoing summary of the Second Amended and Restated Bylaws does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Second Amended and Restated Bylaws, which is attached as Exhibit 3.1 to this Current Report on Form 8-K, and incorporated by reference herein.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On June 16, 2022, the Company held its 2022 Annual Meeting of Stockholders (the “Annual Meeting”) as a virtual meeting online via live audio webcast. The Company’s stockholders voted on, and approved, the following proposals at the Annual Meeting:

Proposal 1 — Election of five directors to serve until the 2023 annual meeting of stockholders and until their respective successors are elected and qualified.

Nominee:	For	Withheld	Broker Non-Votes
R. Daniel Brdar	1,283,632	13,938	2,169,947
Drue Freeman	1,283,454	14,116	2,169,947
Gregory Knight	1,284,612	12,958	2,169,947
Ted Lesster	1,166,547	131,023	2,169,947
Michael C. Turmelle	1,055,260	242,310	2,169,947

Proposal 2 — Ratification of the appointment of BPM LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.

For	Against	Abstain
3,459,811	5,742	1,964

Proposal 3 — Approval, on a non-binding, advisory basis, the compensation of the Company’s named executive officers.

For	Against	Abstain	Broker Non-Votes
1,137,755	153,385	6,430	2,169,947

Item 9.01.	Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
3.1	Second Amended and Restated Bylaws of Ideal Power Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 17, 2022	IDEAL POWER INC.

	By:	/s/ Timothy Burns
Timothy Burns
Chief Financial Officer